Exhibit 5


McDermott Will & Emery

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                                August 19, 2004

Constellation Brands, Inc.
300 Woodcliff Drive, Suite 300
Fairport, New York 14450

         Re:  Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Constellation Brands, Inc. (the "Company") in connection with the above-referenced Registration Statement on Form S-3 as amended (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $750,000,000 in aggregate amount of (i) its debt securities ("Debt Securities"), which may be unconditionally and irrevocably guaranteed (the "Guarantees") by certain of the Company's subsidiaries (the "Guarantors") that are signatories to the indentures which are filed as exhibits to the Registration Statement (the "Indenture");
(ii) shares of its Preferred Stock (the "Preferred Stock"), par value $.01 per share, which may be represented by depositary shares (the "Depositary Shares") and (iii) shares of its Class A Common Stock, par value $.01 per share (the "Common Stock" and, together with the Debt Securities, the Preferred Stock and the Common Stock, the "Securities"), all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

         In arriving at the opinion expressed below, we have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Restated Certificate of Incorporation (the "Certificate") and applicable Delaware law. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company and the Guarantors as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and the Guarantors and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

              1. When the Registration Statement has become effective under the Act, when the Guarantees have been duly authorized by all necessary corporate action, and when the Debt Securities have been (a) duly established by the Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee thereunder (the "Trustee"), and
                    (c) duly executed and delivered on behalf of the Company against payment therefore in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

U.S. practice conducted through McDermott Will & Emery LLP.

227 West Monroe Street  Chicago, Illinois  60606-5096  Telephone: 312-372-2000
Facsimile: 312-984-7700  www.mwe.com


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              2.    When the Registration Statement has become effective under the Act and when the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefore in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such shares of Preferred Stock will be legally issued, fully paid and non-assessable.

              3. When the Registration Statement has become effective under the Act, when the Depositary Shares and the underlying Preferred Stock have been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, and (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefore in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the depositary receipts and the deposit agreement relating to such Depositary Shares.

              4. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefore in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

         To the extent that the obligations of the Company under a deposit agreement or the obligations of the Company or the Guarantors under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or the Indenture, as the case may be, (ii) that such deposit agreement or Indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or the Indenture, with all applicable laws and regulations and
(iv) that such depositary or trustee, as the case may be, has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or the Indenture, as the case may be.

         We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States federal law, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution.

         We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                                  Very truly yours,


                                                  /s/ McDermott Will & Emery LLP